Exhibit 8.1

[Letterhead of Sullivan & Cromwell LLP]

June 26, 2020

CIT Group Inc.,

1 CIT Drive,

Livingston, New Jersey 07039.

Ladies and Gentlemen:

We have acted as your United States federal income tax counsel in connection with the registration under the Securities Act of 1933 (the “Act”) on Form S-3 that you filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). Our opinion as to United States federal income tax matters is as set forth under the caption “United States Taxation” in the Prospectus (the “Prospectus”), included in the Registration Statement, subject to the qualifications set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “United States Taxation” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP